UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2023

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on June 2, 2023, Phunware, Inc. (the "Company") announced that Matt Aune would be leaving his role as Chief Financial Officer, effective as of June 2, 2023 (the "Transition Date”). Furthermore, on the Transition Date, the Company entered into a Confidential Separation, Transition, and General Release Agreement with Mr. Aune (the "Aune Separation Agreement"). The Aune Separation Agreement provides that Mr. Aune would cease as the Company’s Chief Financial Officer as of the Transition Date and his employment will terminate with the Company effective June 30, 2023 (the “Separation Date”). The Company and Mr. Aune have agreed that from the period of the Separation Date and continuing through December 31, 2023 (the "Advisory Period"), Mr. Aune will provide certain additional transitional services to the Company.

In exchange for Mr. Aune's performance of obligations to the Company under the terms of the Aune Separation Agreement, including a general release of claims which excludes certain specified types of claims, Mr. Aune will receive severance consisting of (i) six months of his continued base salary (in the aggregate amount of $175,000), commencing on July 1, 2023 and continuing through December 31, 2023, in bi-monthly installments and in accordance with the Company’s general payroll policies, less applicable taxes and withholdings, (ii) the Company will pay continuation coverage under the Company’s group health plan in accordance with COBRA for Mr. Aune, his spouse and his dependents, through the earlier of (x) the date on which he commences full-time employment with another entity and (y) December 31, 2023, and (iii) accelerated vesting of 132,330 restricted stock units (which will vest on June 30, 2023).

In exchange for Mr. Aune’s continued service as an advisor during the Advisory Period, Mr. Aune will remain eligible to vest in his remaining restricted stock unit grant during the Advisory Period and, if Mr. Aune enters into an additional release of claims with the Company in December 2023, Mr. Aune will receive accelerated vesting of any then-remaining unvested restricted stock units on December 31, 2023.

The foregoing is only a summary of the material terms of the Aune Separation Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Furthermore, the foregoing is qualified in its entirety by reference to the Aune Separation Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on June 2, 2023 announcing the transition of the Company's chief financial officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information furnished and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
10.1	Confidential Separation, Transition, and General Release Agreement by and between Phunware, Inc. and Matt Aune dated June 2, 2023.
99.1*	Press Release dated June 2, 2023 titled "Phunware Announces CFO Transition"
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2023	Phunware, Inc.

	By:	/s/ Troy Reisner
Troy Reisner Chief Financial Officer